Exhibit 99.1

Polymath Research Inc. and Subsidiaries

Consolidated Financial Statements
For the Years Ended December 31, 2025 and 2024
With Report of Independent Auditors

Table of Contents

	Page
Report of Independent Registered Public Accounting Firm	3
Consolidated Financial Statements	
Consolidated Balance Sheets	4
Consolidated Statements of Operations and Comprehensive Loss	5
Consolidated Statements of Changes in Stockholders' Equity	6
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	**8**

PCAOB Registered Firm
BCRG
Certified Public Accountants & Consultants

200 Spectrum Center
Drive, Suite 300
Irvine, CA 92618
(714) 234-5980
www.bcrgcpas.com

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Polymath Research, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Polymath Research, Inc. (the "Company") as of December 31, 2025, and 2024, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively, the "Consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BCRG Group
BCRG Group (PCAOB ID 7158)
We have served as the Company's auditor since 2024.
Irvine, CA
July 30, 2026

Polymath Research Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2025 and 2024
(in USD)

		2025		2024
Assets				
Current assets				
Cash and cash equivalents	$	4,240,784	$	539,739
Accounts receivable from related party		35		151,487
Notes receivable from related party		290,641		-
Prepaid expenses and other current assets		342,907		154,765
Total current assets		4,874,367		845,991
Noncurrent assets				
Crypto assets, at fair value		16,127,838		17,123,813
Property and equipment, net		2,078		4,399
Investment		175,106		-
Total noncurrent assets		16,305,022		17,128,212
Total assets	$	21,179,389	$	17,974,203
Liabilities				
Current liabilities				
Accounts payable	$	2,077,816	$	104,771
Income tax payable		302,420		2,596,468
Other current liabilities		121,706		-
Deferred revenue		-		56,506
Total current liabilities		2,501,942		2,757,745
Noncurrent liabilities				
Due to related party		8,642		21,317
Deferred tax liability		57,496		1,946,665
Total noncurrent liabilities		66,138		1,967,982
Total Liabilities	$	2,568,080	$	4,725,727
Shareholders' equity				
Common stock - no par value, unlimited shares authorized 10,006,129 and 10,002,683 shares issued and outstanding as of December 31, 2025 and 2024, respectively		1		1
Additional paid-in capital		678,704		489,779
Retained earnings		18,099,698		13,341,126
Accumulated other comprehensive loss		(167,094)		(582,430)
Total shareholders' equity		18,611,309		13,248,476
Total liabilities and shareholders' equity	$	21,179,389	$	17,974,203

The accompanying notes are an integral part of these consolidated financial statements

Polymath Research Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(in USD)

	Years Ended December 31,	
	2025	2024
Staking revenue	$ 3,705,205	$ 4,985,952
White-label revenue	49,373	100,853
Professional service revenue	466,617	996,062
Total revenue	4,221,195	6,082,867
General and administrative	2,202,140	450,938
Professional fees	2,728,114	752,577
Payroll expenses	3,388,574	2,861,263
Management fee	308,465	939,804
Total Expenses	8,627,293	5,004,582
Income (loss) from operations	(4,406,098)	1,078,285
Other income (expenses)		
Other income	22,083	227,906
Contribution income	33,525,921	-
Realized gain (loss) on sale of digital assets	(428,063)	10,332,254
Unrealized gain (loss) on digital assets	(28,361,996)	1,714,302
Unrealized gain on equity investments	85,849	-
Unrealized currency gain	5,149	50,313
Total other income	4,848,943	12,324,775
Income before income taxes	442,845	13,403,060
Income tax benefit (provision)	4,315,727	(3,357,134)
Net income	$ 4,758,572	$ 10,045,926
Comprehensive income		
Net income	4,758,572	10,045,926
Currency translation adjustment	415,336	(798,587)
Total comprehensive income	$ 5,173,908	$ 9,247,339
Earnings per share		
- Basic	$ 0.48	$ 1.00
- Diluted	$ 0.38	$ 0.86
Weighted average number of outstanding shares		
- Basic	10,003,363	10,000,975
- Diluted	12,594,903	11,719,363

Polymath Research Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity
(in USD, except number of shares)

	Common Stock									Total
	Shares		Amount	Additional Paid-In Capital		Retained Earning		Accumulated Comprehensive loss		Stockholders' Equity
Balance at December 31, 2023	10,000,000	$	1	$	251,627	$	3,295,200	$	216,157	3,762,985
Stock-based compensation	-		-		236,868		-		-	236,868
Stock options exercises	2,683		-		1,284		-		-	1,284
Net income	-		-		-		10,045,926		-	10,045,926
Other comprehensive loss	-		-		-		-		(798,587)	(798,587)
Balance at December 31, 2024	10,002,683		1	$	489,779	$	13,341,126	$	(582,430)	$ 13,248,476
Stock-based compensation	-		-		187,719		-		-	187,719
Stock options exercises	3,446		-		1,206		-		-	1,206
Net income	-		-		-		4,758,572		-	4,758,572
Other comprehensive income	-		-		-		-		415,336	415,336
Balance at December 31, 2025	10,006,129	$	1	$	678,704	$	18,099,698	$	(167,094)	18,611,309

Polymath Research Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in USD)

	Years Ended December 31	
	2025	**2024**
Cash flows from operating activities		
Net income	$ 4,758,572	$ 10,045,926
Realized gain (loss) on sale of digital assets	428,063	(10,332,254)
Unrealized (gain) loss on digital assets	28,361,996	(1,714,302)
Unrealized gain on equity investments	(85,849)	-
Staking revenue	(3,705,205)	(4,985,952)
Stock based compensation	187,719	236,868
General and administrative	2,540	1,689
Payroll expenses	-	9,136
Deferred income taxes	(1,889,169)	480,982
Net change in non-cash working capital items:		
Accounts receivable	(298,365)	(904,734)
Prepaid expenses	292,111	501,619
Accounts payable and accrued liabilities	2,523,986	3,382,004
Income tax payable	(2,294,048)	2,596,468
Other liabilities	121,706	-
Deferred revenue	(56,506)	(38,349)
Due to related parties	620,622	(31,313)
Net cash provided by (used in) operating activities	28,968,173	(752,212)
Cash flows from investing activities		
Sale of digital assets	3,403,196	4,183,086
Investments	(89,257)	
Notes receivable	(290,641)	-
Asset acquisition, net of cash acquired	(28,962,884)	
Purchases of fixed assets	-	2,866
Net cash provided by (used in) investing activities	(25,939,586)	4,185,952
Cash flows from financing activities		
Redemption of preferred shares	-	(10,748,586)
Exercise of stock options	1,206	1,284
Net cash provided by (used in) financing activities	1,206	(10,747,302)
Net increase (decrease) in cash	3,029,793	(7,313,562)
Effect of foreign currency rate changes on cash	671,252	(784,906)
Cash and cash equivalents, beginning of period	539,739	8,638,207
Cash and cash equivalents, end of period	$ 4,240,784	$ 539,739
Supplemental disclosure of non-cash activities		
Transfer of crypto assets	$ 27,437,939	$ -
Cash acquired	$ 4,558,397	$ -
Transfer of accounts receivable	$ 248,953	$ -
Transfer of intercompany receivable	$ 800,869	$ -
Transfer of amount due from related party	$ 479,764	$ -

1. Nature of operations

Polymath Research Inc. ("Polymath" or the "Company"), incorporated in Canada on December 4, 2017, is a technology company focused on blockchain-based infrastructure for regulated digital assets and tokenized real-world assets, including software solutions for token issuance, investor management, and related platform services. The Company's registered office is located at 100 King Street West, Suite 5700, Toronto, ON, M5X 1C7. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Polymesh Labs Ltd., a Cayman Islands company, from June 27, 2025, the date on which the Company obtained control. See Note 14 for details.

2. Summary of significant accounting policies

Basis of presentation and preparation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

Going concern

The accompanying consolidated financial statements have been prepared by management on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company is currently in the development phase of business, which results in certain risks and uncertainties, including adequate resources to fund the development of the Polymath Platform (the "Platform") and its potential future revenue.

Management has evaluated the Company's ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements - Going Concern, for the period of 12 months from the date these financial statements are issued. Based on this assessment, the Company has sufficient cash to maintain its operations for the upcoming fiscal year. Events and conditions do not indicate that substantial doubt exists about the Company's ability to continue as a going concern.

Use of estimates

Preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions in the consolidated financial statements and accompanying notes. Significant estimates and assumptions include the fair value of crypto assets, which are subject to significant market price volatility and measured at closing spot prices sourced from active markets at each reporting date; the recognition, measurement, and valuation of current and deferred income taxes, including the assessment of valuation allowances against deferred tax assets; the fair value of stock-based awards issued; the useful lives of long-lived assets; the impairment of long-lived assets; the identification and valuation of assets acquired in asset acquisitions; the fair value of equity investments measured using quoted market prices; and loss contingency identification and valuation, including assessing the likelihood of adverse outcomes from positions, claims, and disputes, recoveries of losses recorded, and associated timing. Actual results and outcomes may differ from management's estimates and assumptions due to risks and uncertainties. To the extent that there are material differences between these estimates and actual results, the Consolidated Financial Statements will be affected. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the result of which forms the basis for making judgments about the carrying values of assets and liabilities.

Foreign currency translation

The Company's presentation currency is the U.S. dollar. The functional currency of the Company's Canadian operations is the Canadian dollar. Assets and liabilities of foreign operations are translated into U.S. dollars at the exchange rates

in effect at the balance sheet date, while revenues and expenses are translated at the average exchange rates for the reporting period, unless exchange rates fluctuate significantly. The resulting translation adjustments are recognized in accumulated other comprehensive loss as a separate component of shareholders' equity.

Foreign currency transaction gains and losses arise from transactions denominated in a currency other than an entity's functional currency and from the remeasurement of related monetary assets and liabilities at period-end exchange rates. These gains and losses are recognized in the consolidated statements of operations in the period in which they arise. Unrealized foreign currency gains and losses recognized in earnings primarily relate to the remeasurement of foreign currency-denominated monetary assets and liabilities outstanding at the reporting date.

Recently adopted accounting pronouncements

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-07, *Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures*. This ASU improves reportable segment disclosures, primarily through enhanced disclosures about significant segment expenses. The amendments in this update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of this guidance during the fourth quarter of 2024 did not have a material financial impact on the Company's consolidated financial statements, and the Company has included the required disclosures in its segment reporting accounting policy.

In December 2023, the FASB issued ASU No. 2023-09, *Income Taxes (Topic 740): Improvements to Income Tax Disclosures*. This ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in rate reconciliation, and (2) income taxes paid disaggregated by jurisdiction. Additionally, the amendments in this ASU improve the effectiveness and comparability of disclosures by: (1) adding disclosures of pretax income and income tax expense (or benefit) to be consistent with Regulation S-X, and (2) removing disclosures that no longer are considered cost beneficial or relevant. The amendments in this update are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this guidance prospectively during the fourth quarter of 2025 and determined it did not have a material financial impact on the Company's consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

On November 4, 2024, the FASB issued ASU No. 2024-03, Expense Disaggregation Disclosures ("ASU 2024-03"). ASU 2024-03 amends ASC 220, Comprehensive Income, to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted. The Company is evaluating the impact of adopting the standard on the Consolidated Financial Statements.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This ASU modernizes the accounting for software costs that are accounted for under Subtopic 350-40 and improves the operability of the guidance by removing all references to software development project stages so that the guidance is neutral to different software development methods, including methods that entities may use to develop software in the future. The amendments in this update are effective for fiscal years beginning after December 15, 2027 and interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the potential impact of this adoption on its consolidated financial statements.

Segment reporting

The Company has one reportable segment. The Company reports segment information in a manner consistent with how the Chief Operating Decision Maker ("CODM") assesses performance and allocates resources. The Company's Chief Executive Officer functions as the CODM and reviews the operating results of the business on a consolidated basis.

The measures of segment profit or loss that the CODM uses to assess performance and make resource allocation decisions are operating income and net income. These measures are reported on the same basis as in the Consolidated Statements of Operations. The significant segment expense categories regularly provided to the CODM are consistent with the expense captions presented in the Consolidated Statements of Operations.

The CODM is not regularly provided with discrete information about segment assets and does not use segment asset information in assessing performance or allocating resources. Accordingly, segment asset disclosures are not presented.

Revenue recognition

Revenue is recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled in exchange for those goods or services. The Company applies the guidance in ASC 606, *Revenue from Contracts with Customers*, to contracts that are within the scope of that guidance. The Company's revenues comprise three streams: Staking, White Label Revenue, and Professional Services.

Staking revenue

Staking revenue is earned through the Company's participation in the Polymesh blockchain network using proof-of-stake consensus technology. The Company operates validators that participate in the network's consensus mechanism and, in return, receives rewards in the form of POLYX tokens.

The Company has concluded that staking rewards are outside the scope of *ASC 606, Revenue from Contracts with Customers,* because the Polymesh blockchain network does not meet the definition of a customer. Accordingly, the Company recognizes staking revenue when it obtains control of the awarded POLYX tokens, which occurs when the rewards are transferred to a digital wallet controlled by the Company. Staking revenue is measured based on the fair value of the POLYX tokens on the date control is obtained.

Upon initial recognition, the awarded POLYX tokens are recorded as crypto assets. The crypto assets are subsequently measured at fair value in accordance with ASC 350-60, Intangibles - Goodwill and Other - Crypto Assets, with changes in fair value recognized in net income.

White label revenue

White label revenue is earned through licensing the Polymath Token Studio Platform (the "Platform") to third-party customers who deploy the Platform under their own brand. The Platform is licensed for an annual term. The Company considers the license of the Platform to be a single performance obligation that is satisfied ratably over the license term, as the customer simultaneously receives and consumes the benefit of access to the Platform throughout the period.

The transaction price is the contractual license fee agreed with the customer. Revenue is recognized on a straight-line basis over the annual license term, commencing on the date the Platform is made available to the customer. Where a customer prepays the full annual fee prior to the commencement or during the license term, the unamortized portion of the consideration received is recorded as deferred revenue on the consolidated balance sheet and recognized into revenue as the performance obligation is satisfied. White label revenue is within the scope of ASC 606.

Professional services revenue

Professional services revenue is earned from providing technology development, back-office support and consulting services to customers. Fees for professional services are generally based on time incurred at agreed contractual rates (hourly or monthly). The Company evaluates whether such services are distinct from other promised goods or services in the contract. When the services are distinct, the Company accounts for them as a separate performance obligation.
Revenue from professional services is recognized over time as services are performed, as the customer simultaneously receives and consumes the benefit of the Company's performance. The transaction price is determined at the engagement level based on contractual rates. For arrangements billed based on time incurred, the Company applies the right-to-invoice practical expedient because the invoiced amount corresponds directly with the value transferred to the customer.

Cash and cash equivalents

Cash and cash equivalents include cash and interest-bearing highly liquid investments, such as money market funds, held at financial institutions and asset managers, cash on hand that is not restricted as to withdrawal or use with an initial maturity of three months or less, and cash held in accounts at venues. Venues include other crypto asset trading platforms that hold money transmitter licenses and payment processors.

Funds held at financial institutions

Cash and cash equivalents are primarily placed with financial institutions which are of high credit quality, primarily in highly liquid, highly rated instruments which are uninsured.

Funds held at trading venues, payment processors, and clearing brokers

The Company holds cash at trading venues, payment processors, and clearing brokers, and performs a regular assessment of these venues as part of its risk management process.

USDC

USDC is a stablecoin redeemable on a one-to-one basis for U.S. dollars.

Crypto assets held for operations

The Company may receive crypto assets as a form of payment for transaction revenue, blockchain rewards, custodial fee revenue, and other subscriptions and services revenue, which are recorded in Crypto assets held for operations in the Consolidated Balance Sheets when received. Crypto assets received as a form of payment are converted to cash or used to fulfill expenses, primarily blockchain rewards, nearly immediately. Crypto assets held for operations are initially recorded at the transaction price of the crypto assets at initial recognition and are subsequently remeasured at fair value at the end of each reporting period, with changes in fair value recognized in Gains on crypto assets held for operations, net in the Consolidated Statements of Operations. Realized gains and losses on disposition are recognized on a first-in-first-out basis. Fair value is measured using quoted crypto asset prices within the Company's principal market at the time of measurement. Gains and losses are influenced by the volume and mix of crypto assets received and used, and the timing of the turnover of these crypto assets. Cash flows from crypto assets held for operations are recorded as net changes in operating assets and liabilities in the consolidated statements of cash flows.

Risk and uncertainties

The Company's business, operating results, and financial condition are subject to risks and uncertainties associated with the adoption of blockchain technology, the development of digital asset markets, and the evolving regulatory environment governing digital securities and tokenized assets.

The market for tokenized securities and other blockchain-based financial products remains relatively new and continues to evolve. The Company's future growth is dependent, in part, upon broader market acceptance of blockchain technology, digital securities, and tokenization platforms by issuers, investors, financial institutions, and regulators. Adoption of such technologies may occur more slowly than anticipated or may not occur at all, which could adversely affect demand for the Company's products and services.

The regulatory framework applicable to blockchain technology, digital assets, and tokenized securities continues to develop in the United States, Canada, and other jurisdictions in which the Company or its customers operate. Regulatory authorities may adopt new laws, regulations, interpretations, or enforcement positions relating to digital assets, securities tokenization, broker-dealer activities, transfer agent functions, anti-money laundering requirements, data privacy, or other matters. Changes in regulatory requirements, or uncertainty regarding the application of existing requirements, could increase compliance costs, limit the Company's ability to offer certain products or services, adversely affect customer adoption, or otherwise have a material adverse effect on the Company's business and operations.

The Company's technology platform relies on blockchain networks, cloud-based infrastructure, software applications, and third-party service providers. As a result, the Company is exposed to risks associated with cybersecurity incidents, unauthorized access, software defects, network disruptions, smart contract vulnerabilities, protocol failures, and other technological risks. Any significant interruption, security breach, or failure of the Company's systems or the underlying blockchain networks on which its solutions operate could adversely affect the Company's reputation, customer relationships, and operating results.

The Company is dependent upon the continued availability, functionality, security, and market acceptance of the blockchain infrastructure utilized in its operations, including the Polymesh blockchain and related technology ecosystem. Any significant disruption, degradation in performance, security vulnerability, governance dispute, decline in adoption, or other adverse development affecting such blockchain infrastructure could impair the Company's ability to provide services to customers and could adversely affect its business, financial condition, and results of operations.
In addition, the blockchain and digital asset industries have experienced significant market volatility, reduced access to capital, failures of market participants, and changing investor sentiment. Although the Company does not primarily operate as a cryptocurrency trading platform or digital asset custodian, adverse developments in the broader digital asset ecosystem may negatively impact customer activity, investment in tokenization initiatives, and overall demand for the Company's technology solutions. Management continuously monitors developments in the blockchain, digital asset, and regulatory environments and evaluates their potential impact on the Company's business. However, the ultimate effect of these risks and uncertainties on the Company's future operating results and financial condition cannot be reasonably estimated at this time.

Investments

The Company holds strategic investments, which are included in other non-current assets in the consolidated balance sheets. The Company’s strategic investments primarily include equity investments in companies where the Company (1) holds less than 20% ownership in the entity, and (2) does not exercise significant influence. These investments are recorded at cost and are remeasured at fair value at the end of each reporting period.

Fair value measurements

The Company measures certain assets and liabilities at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

- **Level 1**: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- **Level 2**: Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

- **Level 3**: Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The following table summarizes the Company’s financial assets measured at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2025:

Assets measured at fair value	Level 1	Level 2	Level 3	Total
Crypto assets	$ 16,127,838	$ -	$ -	$ 16,127,838
Equity investments	175,106	-	-	175,106
Total	**$ 16,302,944**	**$ -**	**$ -**	**$ 16,302,944**

The following table summarizes the Company's financial assets measured at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2024:

Assets measured at fair value	Level 1	Level 2	Level 3	Total
Crypto assets	$ 17,123,813	$ -	$ -	$ 17,123,813
Equity investments	-	-	-	-
Total	**$ 17,123,813**	**$ -**	**$ -**	**$ 17,123,813**

Advertising and marketing

The Company expenses advertising and marketing costs as incurred. Such costs consist primarily of employee compensation, third-party consulting fees, promotional activities, and travel-related expenditures incurred in connection with marketing and business development activities. For the years ended December 31, 2025 and 2024, the Company incurred advertising and marketing costs of $423,976 and $202,033, respectively.

Stock-based compensation

The Company maintains an equity incentive plan to award certain employees and consultants.

The Company has previously granted stock options with contractual periods of up to five years and at prices determined by the Board. Stock options were granted to employees, directors, advisors, and consultants. The exercise price of an option shall not be less than 100% of the estimated fair value of the underlying shares on the date of grant. Stock options generally vest over four years at a rate of 25% upon the anniversary of the issuance date, with the remaining options vesting quarterly thereafter, except for certain director grants that vested quarterly over 12 months.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes Option-Pricing Model. The model requires management to make a number of assumptions, including the fair value and expected volatility of the Company's underlying common stock price, expected life of the option, risk-free interest rate, and expected dividend yield, which are calculated as follows:

- The fair value of the underlying stock is the fair value of the Company's common stock on the date of grant.
- The expected stock price volatility assumption is based on the historical volatility of a representative group of publicly traded peer companies. Prior to the availability of sufficient trading history, a weighted average of the historical stock price volatility of comparable companies from a representative peer group was used.
- The Company uses historical exercise information and contractual terms of options to estimate the expected term.
- The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury zero coupon bonds with terms consistent with the expected term of the award at the time of grant.
- The expected dividend yield assumption is based on the Company's history and expectation of no dividend payouts.

Stock-based compensation expense for stock options is recorded on a straight-line basis over the requisite service period. The Company has elected to account for forfeitures of awards as they occur, with previously recognized compensation reversed in the period that the awards are forfeited.

Management fee

The Company has engaged Hamble ("Hamble" or the "Manager") to provide investment management and staking administration services with respect to the Company's digital asset holdings. Hamble is a related party due to common operational and beneficial control. Specifically, one of the Company's co-founders is a significant shareholder of Hamble and exercises voting and investment discretion over Hamble. Under the arrangement, the Manager is entitled to a

management fee equal to 15% of only the Polymath staking revenue (not for Polymesh) earned on the Company's digital assets and are recognized as incurred as an operating expense in the period in which the related staking revenue is earned. For the years ended December 31, 2025 and 2024, the Company incurred management fees of $308,465 and $939,804, respectively.

Long-lived assets

The Company reviews long-lived assets, including property and equipment and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is measured by comparing the carrying amount of the asset or asset group to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset or asset group. If the carrying amount exceeds the estimated undiscounted future cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value.

As of December 31, 2025 and 2024, management evaluated the Company's long-lived assets for indicators of impairment and concluded that no impairment charges were required.

Leases

The Company evaluated its contractual arrangements in accordance with *ASC 842, Leases*, and determined that none of its arrangements contain a lease. Accordingly, the Company did not recognize any right-of-use assets or lease liabilities as of December 31, 2025 and 2024.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods in which the temporary differences are expected to reverse or carryforwards are expected to be realized.

Deferred tax assets are recognized to the extent that it is more likely than not that such assets will be realized. In assessing the realizability of deferred tax assets, management considers all available positive and negative evidence, including projected future taxable income, the reversal of existing temporary differences, carryback potential where permitted under applicable tax laws, and prudent tax-planning strategies. If it is determined that it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is established. Conversely, if circumstances change and management determines that deferred tax assets are more likely than not to be realized, the related valuation allowance is reduced. Any resulting adjustment is recognized in income tax expense in the period of the change.

We recognize the benefit of an uncertain tax position only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on its technical merits. The amount of benefit recognized is measured as the largest tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the taxing authority. Unrecognized tax benefits are adjusted as facts and circumstances change, including changes in tax laws or regulations, administrative or judicial interpretations, new information obtained during tax examinations, or the resolution of tax audits. Changes in the recognition or measurement of uncertain tax positions are recognized in income tax expense in the period in which the change occurs. Interest and penalties associated with uncertain tax positions are recognized as a component of income tax expense in the consolidated statements of income.

Earnings per share

Basic earnings per share ("EPS") is computed using the weighted-average number of outstanding shares of common stock during the period. Diluted EPS is computed using the weighted-average number of outstanding shares of common

stock and, when dilutive, potential shares of common stock outstanding during the period. Potential shares of common stock consist of incremental shares issuable upon the assumed exercise of stock options.

3. **Accounts receivable from related party**

Accounts receivable represent amounts due from AnalytixInsight Inc. ("AnalytixInsight"), a related party of the Company, arising from the ordinary course of business. As of December 31, 2025 and 2024, accounts receivable due from AnalytixInsight totaled $35 and $151,487, respectively.

Management evaluated the related-party receivable under ASC 326 and concluded that no allowance for credit losses was required as of December 31, 2025 and 2024 based on the short-term nature of the receivable, historical collection experience, and the absence of indicators of credit deterioration.

4. Loan receivable from a related party

On March 3, 2025, the Company entered into a loan agreement with AnalytixInsight to provide a demand term loan in a principal amount $277,251. The loan bears interest at the Royal Bank of Canada prime rate plus 1.0% per annum and matures on the earlier of demand by the Company or March 3, 2026. AnalytixInsight is a related party due to common ownership and management participation. Key management personnel of the Company served as director of AnalytixInsight Inc. In addition, the Company has ownership interest of less than 10% AnalytixInsight.

As of December 31, 2025, the outstanding principal balance of the loan receivable was $277,251 and accrued interest receivable was $13,390. The loan receivable is included in current assets in the consolidated balance sheets. Interest income is recognized over the term of the loan using the effective interest method. Interest income recognized for the years ended December 31, 2025 and 2024 was $13,390 and $0, respectively.

5. Prepaid expenses and other current assets

Other current assets consist of the following:

	December 31, 2025		December 31, 2024	
HST receivables	$	123,145	$	74,408
Prepaid expenses		121,274		79,423
Other receivables		4,109		934
Other receivables - related party		94,379		-
	$	342,907	$	154,765

Harmonized sales tax (HST) receivables represent amounts recoverable from the Canada Revenue Agency in connection with the Company's operating activities. Management expects the balance to be recovered within one year. Accordingly, HST receivables do not meet the definition of a financial asset subject to the Current Expected Credit Loss (“CECL”) model under ASC 326.

HST receivables are instead evaluated for collectability under ASC 450, *Contingencies*. As of December 31, 2025 and 2024, management has concluded that no loss contingency is probable. The Canada Revenue Agency (CRA) is considered a sovereign counterparty with negligible credit risk, and the Company has not received any reassessment, denial of ITCs, or other indications that the recorded amounts will not be realized. Although the CRA review process may extend over multiple periods, management believes the full amount of the HST receivables are recoverable based on the nature of the underlying claims and the Company’s historical experience with CRA settlements. Accordingly, no allowance for doubtful accounts has been recorded for the HST receivables as of December 31, 2025 and 2024.

6. Crypto assets

The following table summarizes the fair value of crypto assets held:

	December 31, 2025			December 31, 2024		
	Quantity	**Cost basis**	**Fair value**	**Quantity**	**Cost basis**	**Fair value**
Polymesh	290,586,785	$37,020,909	$16,127,795	65,602,406	$9,754,946	$17,116,409
Ethereum	0	6	6	2	4,221	6,746
USDC	37	37	37	658	644	658
Total	**290,586,822**	**$37,020,952**	**$16,127,838**	**65,603,066**	**$9,759,811**	**$17,123,813**

The Company's significant crypto asset holdings consist primarily of POLYX tokens. In addition to fair value balances, management monitors the quantity of units held as part of its treasury, staking, and custody oversight processes.

The following table provides a reconciliation of crypto assets held, including additions from staking rewards, purchases, dispositions, fair value changes, and crypto assets acquired as part of the asset acquisition described in Note 14:

		December 31, 2025		**December 31, 2024**
Beginning balance	$	17,123,813	$	20,272,145
Additions [(1)]		4,546,471		5,857,365
Dispositions [(2)]		(3,954,356)		(7,602,903)
Redemption of preferred shares [(3)]		-		(13,449,350)
Acquisitions through asset acquisition [(4)]		27,437,939		-
Foreign currency translation adjustment		(235,970)		-
Net gain (loss) recognized in earnings		(28,790,059)		12,046,556
Ending balance	**$**	**16,127,838**	**$**	**17,123,813**

[(1)] Additions primarily represent staking rewards, purchases, and crypto assets received in settlement of receivables or other transactions
[(2)] Dispositions primarily represent sales, transfers, or crypto assets used to settle obligations
[(3)] On November 20, 2024, DaVinci Labs Ltd. retracted all 13,005,471 Class B and 14,566,201 Class C Preferred Shares of PRI pursuant to the executed Retraction Notice for an aggregate redemption amount of CAD $27,571,672, settled via USD/CAD cash, ETH, and POLYX.
[(4)] This is related to the asset acquisition explained in Note 14.

The Company determines the fair value of its crypto assets using quoted prices for identical assets in active markets that the Company can access. Fair value is measured using the quoted spot price in the Company's principal market at the close of business on each reporting date. Since the valuation is based on observable quoted prices in active markets for identical assets, the measurements are classified as Level 1 within the fair value hierarchy under ASC 820, Fair Value Measurement.

Crypto assets within the scope of ASC 350-60, *Intangibles - Goodwill and Other -Crypto Assets*, are measured at fair value at each reporting date, with changes in fair value recognized in net income. The Company recognizes both realized and unrealized gains and losses on crypto assets within "Net gain (loss) on crypto assets" in the consolidated statements of operations. Realized gains and losses from disposals are calculated using the specific identification method.

The carrying value of the Company's crypto assets is subject to changes in market prices. As of December 31, 2025, a hypothetical 10% change in the quoted market price of POLYX, holding all other factors constant, would have changed the fair value of the Company's POLYX holdings by approximately $1.6 million.

The Company holds its crypto assets in digital wallets and accounts that are either self-custodied or maintained with third-party custodians and exchanges. As of December 31, 2025 and 2024, the Company's crypto assets were not pledged as collateral. Certain crypto assets may be subject to customary transfer timing or unbonding periods when staked; however, the Company did not have any material restrictions on the use of its crypto assets as of December 31, 2025 and 2024. The Company maintains controls over access to private keys and custodial accounts designed to safeguard these assets.

The following table summarizes net gains (losses) on crypto assets recognized in earnings:

	December 31, 2025	December 31, 2024
Realized gain (loss) on disposition of crypto assets	$ (428,063)	$ 10,332,254
Unrealized gain (loss) from fair value remeasurement	(28,361,996)	1,714,302
Net gain (loss) on crypto assets	**$ (28,790,059)**	**$ 12,046,556**

7. Investment

During the year ended December 31, 2025, the Company purchased 12,000,000 common shares of AnalytixInsight at 0.01 Canadian dollar per share for total consideration of $89,257. The Company's ownership interest is less than 10% over AnalytixInsight. Accordingly, the investment is accounted for under ASC 321, *Investments - Equity Securities*, as an equity security with a readily determinable fair value and is measured at fair value at each reporting date, with changes in fair value recognized in net income. As of December 31, 2025, the quoted market price of AnalytixInsight was 0.02 Canadian dollar per share, resulting in a fair value of $175,106 and an unrealized gain of $85,849 for the year ended December 31, 2025.

AnalytixInsight is considered a related party due to common ownership and management participation. Transactions with AnalytixInsight were conducted in the normal course of business and include trade receivable, loan receivable, and equity investments. Management believes the terms of these arrangements are consistent with those that would have been negotiated with unrelated parties.

8. Income taxes

For financial reporting purposes, income before taxes includes the following:

		December 31, 2025		December 31, 2024
United States	$	-	$	-
Foreign	$	442,845	$	13,403,060
Total	$	442,845	$	13,403,060

The benefit (provision) for income taxes consists of the following:

Current		December 31, 2025		December 31, 2024
United States	$	-	$	-
Foreign		2,368,200		(2,727,448)
Total Current		2,368,200		(2,727,448)
Deferred				
United States	-			-
Foreign		1,947,527		(629,686)
Total Deferred		1,947,527		(629,686)
Benefit (provision) for income taxes	$	4,315,727	$	(3,357,134)

A reconciliation of the statutory national income tax rate of 15% to the effective income tax rate is as follows:

	December 31, 2025	December 31, 2024
Statutory national income tax rate	15.00%	15.00%
State and Local Tax	(421.48)%	10.33%
Foreign Rate Differential	(581.91)%	0.00%
Other Permanent Differences	12.32%	1.31%
Stock-based Compensation	6.36%	0.12%

Tax Credits	(4.83)%	(1.71)%
Effective tax rate	**(974.54)%**	**25.05%**

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the deferred tax assets and liabilities are as follows:

	December 31, 2025		December 31, 2024	
Deferred tax assets:				
Intangible Amortization	$	27,763	$	5,232
Total deferred tax assets		27,763		5,232
Deferred tax liabilities:				
Deferred revenue		(84,434)		-
Digital assets differences		-		(1,951,460)
Depreciation		(825)		(437)
Total deferred tax liabilities		(85,259)		(1,951,897)
Net deferred tax liability	**$**	**(57,496)**	**$**	**(1,946,665)**

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon the generation of sufficient taxable income during the periods in which the temporary differences become deductible and any available carryback periods. Based on all available evidence, management believes it is more likely than not that the Company will realize the benefits of its deferred tax assets; accordingly, no valuation allowance was recorded as of December 31, 2025.

As of December 31, 2025, the Company had net operating loss carryforwards of approximately $2.4 million available for tax purposes. The Company expects to realize the benefit of these losses through carryback claims to prior tax years and, accordingly, has recorded an income tax receivable related to the expected tax refund.

As of December 31, 2025, the Company had unrecognized tax benefits of approximately $116,000. These unrecognized tax benefits relate to temporary differences; accordingly, their recognition would not affect the Company’s effective tax rate, other than the impact of accrued interest and penalties. The Company does not anticipate any material changes to its unrecognized tax benefits within the next twelve months.

The Company's GST/HST returns for the period from January 1, 2020 through December 31, 2022 are currently under audit by CRA. The audit includes the CRA's review of certain GST/HST positions related to the Company’s digital asset transactions. Management, together with its external advisors, continues to respond to the CRA's information requests and technical inquiries. Based on the information currently available, the Company does not believe the outcome of the audit is likely to result in a material adjustment to its consolidated financial statements.

The Company is not currently under examination by any taxing authority with respect to its income tax returns and has not been notified of any pending income tax examinations as of the date of these financial statements. The Company's Canadian corporate income tax returns for the 2022 and subsequent taxation years remain subject to examination by the CRA in the normal course of business.

9. Capital stock

Authorized

The Company is authorized to issue an unlimited number of voting and non-voting common shares with no par value.

Issued and outstanding

Common shares issued and outstanding as of December 31, 2025 and 2024 were 10,006,129 and 10,002,683, respectively.

Stock option exercises

On October 20, 2025, options were exercised, resulting in the issuance of 3,446 Common Shares. On August 20, 2024, options were exercised, resulting in the issuance of 2,683 Common Shares.

10. Stock-based compensation

The Company maintains a stock option plan under which it may grant stock options to purchase up to 4,200,000 common shares. Shares subject to stock options that expire, are forfeited, cancelled, or otherwise terminate without being exercised generally become available for future grants under the plan. As of December 31, 2025 and 2024, the Company had 3,181,630 and 3,014,256 stock options outstanding, respectively.

The following is a summary of stock options activity:

	Options Outstanding	Weighted-average exercise price
Balance at January 1, 2024	2,818,802	$0.39
Issued	200,054	$1.08
Exercised	(2,683)	$0.35
Forfeited and cancelled	(1,917)	$0.35
Balance at December 31, 2024	3,014,256	$0.43
Issued	878,382	$4.69
Exercised	(3,446)	$0.35
Forfeited and cancelled	(707,562)	$2.99
Balance at December 31, 2025	3,181,630	$1.04
Exercisable at December 31, 2025	2,172,725	$0.40

The following is a summary of stock options outstanding as at December 31, 2025:

Expiry date	Options outstanding	Weighted-average exercise price	Weighted-average remaining contractual term (years)
8/15/2027	2,085,133	$0.35	1.6
4/27/2028	456,043	$0.65	2.3
1/31/2029	415,400	$4.71	3.1
11/1/2029	200,054	$1.08	3.8
9/26/2029	25,000	$4.13	3.7
Total	**3,181,630**	**$1.04**	**2.1**

The weighted-average assumptions used in the Black-Scholes Option-Pricing Model used to calculate the fair value of options granted were as follows:

	December 31, 2025	December 31, 2024
Expected dividend yield	0%	0%
Expected share price volatility	121%	128%
Risk-free interest rate	2.73%	3.09%
Expected life of the options	5 years	5 years

11. Earnings per share

The Company computes earnings per share ("EPS") in accordance with ASC 260, *Earnings Per Share*. Basic EPS is calculated by dividing net income attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, converted, or otherwise resulted in the issuance of common stock. Potentially dilutive securities include outstanding stock options. Diluted EPS is computed using the treasury stock method for stock options, which assumes that the proceeds received upon exercise are used to repurchase shares of common stock at the average market price during the period.

The following table sets forth the computation of basic and diluted earnings (loss) per share:

	December 31, 2025	December 31, 2024
Numerator:		
Net income attributable to common shareholders	$4,758,572	$10,045,926
Denominator:		
Weighted average common shares outstanding - basic	10,003,363	10,000,975
Effect of dilutive securities:		
Incremental shares from stock options	2,591,540	1,718,388
Weighted average common shares outstanding - diluted	12,594,903	11,719,363
Earnings per share:		
Basic	$0.48	$1.00
Diluted	$0.38	$0.86

12. Other comprehensive loss

Other comprehensive loss consists solely of foreign currency translation adjustments arising from the translation of the Company's Canadian-dollar functional currency operations into the Company's U.S. dollar presentation currency.

The following table presents the changes in accumulated other comprehensive loss:

	December 31, 2025	December 31, 2024
Beginning balance	$ (582,430)	$ 216,157
Foreign currency translation adjustment	415,336	(798,587)
Ending balance	**$ (167,094)**	**$ (582,430)**

13. Commitments and contingencies

Tax regulation

Current tax rules related to crypto assets are evolving and require significant judgments to be made in interpretation of the law, including but not limited to the areas of income tax, information reporting, value added taxes, digital services tax, transaction level taxes and the withholding of tax at source. Further, it is possible that additional legislation or guidance may be issued by U.S. and non-U.S. governing bodies that may differ significantly from the Company's practices or interpretation of the law, which could have unforeseen effects on the Company's financial condition and results of operations, and accordingly, the Company is unable to determine an estimate of the possible loss or range of loss beyond amounts already accrued. As a result, the Company may have exposure to additional tax liabilities that could have an adverse effect on the Company's operating results and financial condition.

Litigation

From time to time, the Company may be involved in claims, lawsuits, regulatory inquiries, or other proceedings arising in the ordinary course of business. Management evaluates such matters in accordance with ASC 450, *Contingencies*, and records a liability when a loss is considered probable and the amount can be reasonably estimated. For matters where a loss is reasonably possible but not probable, the Company discloses the nature of the matter and, when reasonably estimable, an estimate of the possible loss or range of loss.

As of December 31, 2025 and 2024, the Company was involved in certain legal proceedings that remain in the preliminary stages of litigation. Based on the information currently available, management believes that a loss is not probable, or the amount of any potential loss cannot be reasonably estimated. Accordingly, no accrual has been recorded in the accompanying consolidated financial statements. Management will continue to monitor these matters and will recognize a liability if and when it becomes probable that a loss has been incurred and the amount can be reasonably estimated.

14. Asset acquisition

On June 27, 2025, Polymesh Labs Ltd. ("PLL"), a wholly owned subsidiary of the Company, entered into an asset purchase agreement (the "APA") with Polymesh Association, a Swiss not-for-profit association (the "Association"), pursuant to which PLL acquired substantially all assets relating to the Polymesh blockchain business.

The acquired assets included cash and cash equivalents, POLYX and other digital assets, receivables, an intercompany loan receivable, prepaid assets, intellectual property, information technology systems, contractual rights, books and records, goodwill associated with the Polymesh name, and other assets used in the operation of the Polymesh network. No material liabilities of the Association were assumed by PLL.

The stated purchase consideration consisted of $1 Canadian dollar in cash. The Association did not receive an ownership interest in PLL or the Company and did not obtain any other ownership, governance, revenue-sharing, licensing or similar economic rights in connection with the transfer.

The Company determined that the acquired set did not meet the definition of a business under ASC 805, *Business Combinations*. The Company further determined that the transfer was principally a nonreciprocal transaction because the Association did not receive commensurate value in exchange for the assets transferred. Accordingly, the transaction was accounted for as a contribution received under ASC 958-605, *Not-for-Profit Entities - Revenue Recognition*. The identifiable assets received were recognized at their estimated fair values as of the transfer date. The excess of the fair value of the assets received over the nominal consideration paid was recognized as contribution income in the consolidated statement of operations. No goodwill, bargain-purchase gain under ASC 805-30, or contribution to additional paid-in capital was recognized. The accounting memorandum supporting this conclusion identifies total assets received of $33,525,922 and resulting contribution income of $33,525,921.

The estimated fair values of the assets received were as follows:

Assets received	**Fair value**
Cash	$ 4,558,397
Accounts receivable	248,953
Intercompany loan receivable	800,869
POLYX held in operating wallets	24,328,405
POLYX held for market-making activities	1,265,559
USDC and other stablecoin holdings	1,843,975
Due from related party	479,764
Total identifiable assets received	**33,525,922**
Less: nominal cash consideration	**(1)**
Contribution income recognized	**$ 33,525,921**

Certain individual digital-asset amounts presented above have been aggregated or adjusted for immaterial rounding to reconcile to the total acquisition-date fair value. The contribution income was presented within other income in the consolidated statement of operations for the year ended December 31, 2025.

Under the APA, PLL and/or its parent agreed to continue operating the Polymesh business and to provide an appropriate level of investment in support of total value locked ("TVL") on the Polymesh blockchain. The APA specifies target TVL amounts of $300 million for calendar year 2025 and $1 billion for calendar year 2026. The transfer documents also

require PLL to continue the Polymesh business in all material respects in substantially the same manner as it was operated before closing, unless market conditions require otherwise.
As of December 31, 2025, the calendar-year 2025 TVL target had not been achieved. Management concluded that the TVL requirements and continuing-operation provisions constitute post-closing operating covenants rather than conditions precedent to the transfer. Based on the terms of the APA and management's legal assessment, failure to achieve the stated TVL targets does not automatically require PLL to return the transferred assets or repay their fair value to the Association.

Accordingly, the Company did not defer any portion of the contribution income and did not recognize a liability equal to the fair value of the assets received. The Company continues to evaluate its compliance with the post-closing covenants and the contractual consequences, if any, of not meeting the stated targets. A liability will be recognized if the Company determines that an enforceable obligation has been incurred and the amount can be reasonably estimated. Achievement of the TVL targets depends on factors including adoption of the Polymesh network, token-market conditions, participation by network validators and ecosystem partners, regulatory developments, and other factors that may be outside the Company's control.

Digital assets within the scope of ASC 350-60 are subsequently measured at fair value at each reporting date, with changes in fair value recognized in earnings. Receivables are subsequently accounted for under the applicable financial-instrument guidance, including the expected-credit-loss requirements of ASC 326. Prepaid assets are expensed over the periods in which the related services are received. Transaction-related legal and professional fees were expensed as incurred and were not material to the consolidated financial statements.

15. Related party transactions

Related parties include those entities and individuals that have the ability to control or exercise significant influence over the Company in making financial or operational decisions, and entities that are controlled, jointly controlled, or significantly influenced by them. In the course of its normal business activities, the Company has routine transactions with its parent company and sister companies that comprise the Polymath Group. These transactions are conducted on normal market terms and are recorded at their exchange amounts.

The Company entered into transactions with AnalytixInsight, a related party under common ownership and management influence. As of December 31, 2025, the Company had a trade accounts receivable balance of $35, a loan receivable balance of $290,641 (including accrued interest receivable), and other receivables from related party of $94,379. In addition, the Company held an equity investment in AnalytixInsight with a carrying value of $175,106 as of December 31, 2025. Amounts due to related parties totaled $8,642 as of December 31, 2025. As of December 31, 2024, the Company had a trade accounts receivable balance of $151,487 and amounts due to related parties totaling $21,317. The Company also incurred management fees of $308,465 and $939,804 for the years ended December 31, 2025 and 2024, respectively, payable to Hamble, a related party, for staking administration and investment management services. Related-party transactions were conducted in the ordinary course of business.

16. Subsequent events

The Company has evaluated subsequent events through the date these consolidated financial statements were available to be issued.

As of the date of the audit report, the Company is in process of entering into an acquisition agreement with TruGolf Holdings, Inc. and its wholly owned Canadian subsidiary pursuant to which the Company and the subsidiary are expected to amalgamate under the Canada Business Corporations Act. Upon completion of the transaction, the resulting entity will become a wholly owned subsidiary of TruGolf Holdings, Inc. No adjustments have been recorded in the accompanying consolidated financial statements related to this matter.